Exhibit 10.4

SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE

April 19, 2010	$65,000,000

FOR VALUE RECEIVED, the undersigned Green Plains Grain Company LLC, a Delaware limited liability company (“IA Borrower”), and Green Plains Grain Company TN, LLC, a Delaware limited liability company (“TN Borrower”, together with IA Borrower and their successors and assigns, each a “Borrower” and collectively, the “Borrowers”), jointly and severally, promise to pay to the order of First National Bank of Omaha, a national banking association (together with its successors and assigns, the “Lender”), the principal sum of sixty-five million dollars ($65,000,000) or the unpaid balance of all principal advanced against this Second Amended and Restated Revolving Credit Note (as the same may from time to time be amended, restated, modified or otherwise supplemented, the “Revolving Credit Note”), if that amount is less, together with interest thereon, as specified below.

This Revolving Credit Note is issued under and in accordance with the terms of the Second Amended and Restated Credit Agreement dated April 19, 2010 among Borrowers and Lender (as the same may from time to time be amended, restated, modified or otherwise supplemented, the “Credit Agreement”), and is subject to the provisions and entitled to the benefits of such agreement, including all provisions related to renewal, default, acceleration and remedies. Capitalized terms not defined in this Revolving Credit Note shall have the respective meanings set forth in the Credit Agreement. All obligations of Borrowers hereunder shall be payable in immediately available funds in lawful money of the United States of America in the manner specified in Section 2.4 of the Credit Agreement.

The Revolving Credit Loans which are evidenced by this Revolving Credit Note consist of (i) a forty-five million dollar ($45,000,000) Base Facility and (ii) a twenty million dollar ($20,000,000) Seasonal Facility.

Borrowers agree to pay to Lender the Revolving Credit Loans which are evidenced by this Revolving Credit Note on or before the earlier of (i) August 1, 2011 (with respect to the Base Facility) or April 1, 2011 (with respect to the Seasonal Facility), as applicable, (ii) termination of the Revolving Credit Facility and (iii) termination of the Credit Agreement. Borrowers may prepay all or any part of the unpaid principal hereunder without premium or penalty at any time and reborrow, on a revolving basis, the principal amount available on this Revolving Credit Note, subject to the terms and conditions of the Credit Agreement. Notwithstanding the immediately preceding sentence, the Revolving Credit Loans outstanding under this Revolving Credit Note at any one time shall not exceed the Borrowing Base.

Each Advance made against this Revolving Credit Note, any repayment of principal hereon and the status of each such Advance from time to time shall be endorsed by Lender on Schedule A attached to this Revolving Credit Note or recorded on the books and records of Lender (provided that such entries shall be endorsed on Schedule A attached to this Revolving Credit Note prior to any negotiation hereof). Borrowers agree that in any action or proceeding instituted to collect or enforce collection of this Revolving Credit Note, the entries endorsed on Schedule A attached to this Revolving Credit Note or recorded on the books and records of Lender shall be prima facie evidence of the unpaid principal balance of this Revolving Credit Note and the status of each such Advance from time to time.

Interest shall accrue on the unpaid principal amount of the Revolving Credit Loans at the interest rates, and in the manner, set forth on Schedule B attached to this Revolving Credit Note until this Revolving Credit Note is paid in full. Interest shall accrue on the unpaid principal amount of the Revolving Credit Loans on and after the occurrence and during the continuance of an Event of Default at the Default Rate. Interest shall be calculated on the basis of actual days outstanding and a 360-day year. Borrowers shall pay interest in arrears (i) on the first (1st) day of each month, commencing on May 1, 2010, until the Revolving Credit Maturity Date, (ii) on the Revolving Credit Maturity Date and (iii) upon payment in full. Interest shall continue to accrue on the unpaid principal amount of the Revolving Credit Loans notwithstanding any permitted or unpermitted failure of

Borrowers to make any payment. Any accrued interest remaining past due for thirty (30) days or more shall be added to and become part of the unpaid principal balance and shall bear interest at the rates specified in this Revolving Credit Note.

The entire outstanding principal balance of the Revolving Credit Loans, together with all unpaid accrued interest thereon, shall be due and payable in full on the Revolving Credit Maturity Date.

If Borrowers fail to make any payment of principal or interest on the date due and payable hereunder, or if any other Event of Default occurs under the Credit Agreement, then the entire balance due on this Revolving Credit Note shall at the option of Lender become at once due and payable.

This Revolving Credit Note is secured by the Collateral encumbered by the Credit Agreement and other Loan Documents. The obligations, covenants and agreements of the Credit Agreement and each and every of the Loan Documents are hereby made a part of this Revolving Credit Note to the same extent and with the same effect as if they were fully set forth herein, and Borrowers do hereby agree to perform and keep each and every obligation, covenant and agreement set forth in this Revolving Credit Note, the Credit Agreement and the other Loan Documents. This Revolving Credit Note shall evidence, and the Credit Agreement and other Loan Documents shall secure, the Obligations.

Borrowers hereby waive presentment, protest and notice of dishonour and protest and/or non-payment.

Lender shall not be deemed to have waived any of its rights upon or under this Revolving Credit Note, the Credit Agreement or the other Loan Documents, unless such waiver be in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of Lender on liabilities or collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly or concurrently, subject to any express limitations thereof contained in this Revolving Credit Note, the Credit Agreement or the other Loan Documents.

This Revolving Credit Note shall be construed according to the substantive laws of the State of Nebraska.

Any provision of this Revolving Credit Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. This Revolving Credit Note may be executed in one or more counterparts, each of which shall be deemed an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Revolving Credit Note as of the day and year first set forth above.

Borrowers:

Green Plains Grain Company LLC

By:	/s/ Todd Becker
	Name:	Todd Becker
	Title:	President and Chief Executive Officer

Green Plains Grain Company TN LLC

By:	/s/ Todd Becker
	Name:	Todd Becker
	Title:	President and Chief Executive Officer

SCHEDULE A

Advances and Repayments

Date	Repayment (amount of decrease in principal amount of this Revolving Credit Note)	Advance (amount of increase in principal amount of this Revolving Credit Note)	Balance (principal amount of this Revolving Credit Note following such decrease or increase)	Signature of authorized signatory of Lender

SCHEDULE B

Interest Rates

With Respect to the Base Facility:

(a) VARIABLE INTEREST RATE: The interest rate on the Revolving Credit Loans is subject to change from time to time based on changes in an independent index which is the London Interbank Offered Rate for U.S. Dollar deposits published in the Wall Street Journal as the One (1) Month LIBOR Rate (the “LIBOR Rate”). The LIBOR Rate will be adjusted and determined without notice to Borrowers as set forth herein, as of the date of this Revolving Credit Note and on the first (1st) day of each month hereafter (the “Interest Rate Change Date”) to the One (1) Month LIBOR Rate which is published in the Wall Street Journal as the reported rate for the date that is two London Banking Days prior to each Interest Rate Change Date. “London Banking Day” means any day other than a Saturday or Sunday, on which commercial banking institutions in London, England are generally open for business. If for any reason the LIBOR Rate published by the Wall Street Journal is no longer available and/or Lender is unable to determine the LIBOR Rate for any Interest Rate Change Date, Lender may, in its sole discretion, select an alternate source to determine the LIBOR Rate and will provide notice to Borrowers of the source selected. The LIBOR Rate determined as set forth above shall be referred to herein as the “Index”. The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of the Revolving Credit Loans, Lender may designate a substitute index after notifying Borrowers. Lender will tell Borrowers the current Index rate upon Borrowers’ request. The interest rate change will not occur more often than each month on the first (1st) day of each month. Borrowers understand that Lender may make loans based on other rates as well. The Index currently is 0.25750% per annum. The interest rate to be applied to the unpaid principal balance of the Revolving Credit Loans will be calculated as described in this paragraph (a) using a rate of 3.50% over the Index, adjusted if necessary for any minimum and maximum rate limitations described in paragraph (b) below, resulting in an initial rate of 4.50% per annum based on a year of 360 days.

(b) NOTICE: Under no circumstances will the interest rate on the Revolving Credit Loans be less than 4.50% per annum or more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one of the following: (i) increase Borrowers’ payments to ensure Borrowers’ Revoling Credit Loans will pay off by the Revolving Credit Maturity Date, (ii) increase Borrowers’ payments to cover accruing interest, (iii) increase the number of Borrowers’ payments and (iv) continue Borrowers’ payments at the same amount and increase Borrowers’ final payment.

(c) INTEREST CALCULATION METHOD: Interest on this Revolving Credit Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Revolving Credit Note is computed using this method.

With Respect to the Seasonal Facility:

(a) VARIABLE INTEREST RATE: The interest rate on the Revolving Credit Loans is subject to change from time to time based on changes in an independent index which is the London Interbank Offered Rate for U.S. Dollar deposits published in the Wall Street Journal as the One (1) Month LIBOR Rate (the “LIBOR Rate”). The LIBOR Rate will be adjusted and determined without notice to Borrowers as set forth herein, as of the date of this Revolving Credit Note and on the first (1st) day of each month hereafter (the “Interest Rate Change Date”) to the One (1) Month LIBOR Rate which is published in the Wall Street Journal as the reported rate for the date that is two London Banking Days prior to each Interest Rate Change Date. “London Banking Day” means any day other than a Saturday or Sunday, on which commercial banking institutions in London, England are generally open for business. If for any reason the LIBOR Rate published by the Wall Street Journal is no longer available and/or Lender is unable to determine the LIBOR Rate for any Interest Rate Change Date, Lender may, in its sole discretion, select an alternate source to determine the LIBOR Rate and will provide notice to Borrowers of the source selected. The LIBOR Rate determined as set forth above shall be referred to herein as the “Index”. The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of the Revolving Credit Loans, Lender may designate a substitute index after notifying Borrowers. Lender will tell Borrowers the current Index rate upon Borrowers’ request. The interest rate change will not occur more often than each month on the first (1st) day of each month. Borrowers understand that Lender may make loans based on other rates as well. The Index currently is 0.25750% per annum. The interest rate to be applied to the unpaid principal balance of the Revolving Credit Loans will be calculated as described in this paragraph (a) using a rate of 3.75% over the Index, adjusted if necessary for any minimum and maximum rate limitations described in paragraph (b) below, resulting in an initial rate of 4.50% per annum based on a year of 360 days.

(b) NOTICE: Under no circumstances will the interest rate on the Revolving Credit Loans be less than 4.50% per annum or more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one of the following: (i) increase Borrowers’ payments to ensure Borrowers’ Revoling Credit Loans will pay off by the Revolving Credit Maturity Date, (ii) increase Borrowers’ payments to cover accruing interest, (iii) increase the number of Borrowers’ payments and (iv) continue Borrowers’ payments at the same amount and increase Borrowers’ final payment.

(c) INTEREST CALCULATION METHOD: Interest on this Revolving Credit Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Revolving Credit Note is computed using this method.